As filed with the Securities and Exchange Commission on July 18, 2025.

Registration No. 333-288534

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENIUS GROUP LIMITED

(Exact name of registrant as specified in its charter)

(Translation of Registrant’s name into English)

Singapore	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3 Temasek Avenue,

#18-01, Centennial Tower,

Singapore 039190

Tel: +65 +6950 3859

(Address and telephone number of Registrant’s principal executive offices)

Jolie Kahn, Esq.

430 Park Avenue, 19th floor

New York, NY 10022

Tel: (516) 217-6379

Fax: (866) 705-3071

(Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to Registration Statement on Form F-3 is being filed with the SEC merely to add a revised Exhibit 5.1, which is the Legal Opinion, to this Amendment No. 2 to Registration Statement on Form F-3.

Item 16. Exhibits

Exhibit Number	Description
5.1	Opinion of Joseph Lopez LLC

23	Consent of Counsel included in Exhibit 5.1.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on July 18, 2025.

GENIUS GROUP LIMITED

By:	/s/ Roger James Hamilton
Name:	Roger James Hamilton
Title:	Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Roger Hamilton, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 increasing the number of shares for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorney-in-fact and agent so acting deem appropriate, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger James Hamilton	Chief Executive Officer,	July 18, 2025
Roger James Hamilton	Chairman (principal executive officer)

/s/ Gaurav Dama	Chief Financial Officer	July 18, 2025
Gaurav Dama	(principal financial and accounting officer)

/s/ Suraj Naik	Chief Technology Officer, Director	July 18, 2025
Suraj Naik

/s/ Eva Mantziou	Director	July 18, 2025
Eva Mantziou

/s/ Gary M Pattinson	Director	July 18, 2025
Gary M Pattinson

/s/ Ian Putter	Director	July 18, 2025
Ian Putter

/s/ Thomas Power	Director	July 18, 2025
Thomas Power

/s/ Eduardo Huerto Mercado	Director	July 18, 2025
Eduardo Huerto Mercado

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